EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 78 to the Registration Statement of Calvert Variable Series, Inc. (1933 Act File No. 002-80154) of my opinion dated April 26, 2017 which was filed as Exhibit (i) to Post-Effective Amendment No. 76.

/s/ Katy D. Burke
Katy D. Burke, Esq.

April 26, 2018

Boston, Massachusetts